                                                        Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       ________________________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        _______________________________

                           P. H. GLATFELTER COMPANY
            -----------------------------------------------------
              (Exact name of issuer as specified in its charter)


                Pennsylvania                          23-0628360
        ---------------------------               -------------------
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)             Identification No.)


            Spring Grove, Pennsylvania                   17362
      ---------------------------------------         -----------
      (Address of Principal Executive Offices)        (Zip Code)


                           P. H. Glatfelter Company
                              401(k) Savings Plan
                           ------------------------
                           (Full title of the plan)


                           Robert S. Wood, Secretary
                              228 S. Main Street
                            Spring Grove, PA  17362
                            -----------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (717) 225-4711
        ---------------------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                          MORRIS CHESTON, JR., ESQUIRE
                       BALLARD SPAHR ANDREWS & INGERSOLL
                        1735 MARKET STREET - 51ST FLOOR
                       PHILADELPHIA, PENNSYLVANIA  19103


This document contains ___ pages.

The Exhibit Index is located on page ___ of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

----------------------------------------------------------------------

                                 Proposed   Proposed
Title of                         Maximum    Maximum
Securities        Amount         Offering   Aggregate    Amount of
to be             to be          Price Per  Offering     Registration
Registered        Registered (1) Share (2)  Price (2)    Fee
----------------------------------------------------------------------
Common Stock
$.01 par value    2,115,470      $ 22.69    $ 48,000,014 $ 16,552
____________________________________________________________________

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2) Estimated solely for the purpose of computing the registration fee. In accordance with Securities and Exchange Commission Rule 457(c), the price shown is based on the average of the high and low price per share of Common Stock of the Company on August 29, 1995, $ 22.69, as traded on the American Stock Exchange.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The documents containing the information required to be included in
Part I of this Registration Statement will be given or sent to all persons who are eligible to participate in the P. H. Glatfelter 401(k) Savings Plan (the "Plan").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. - INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

          The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 by P. H. Glatfelter Company (the "Company") (File No. 1-3560) are incorporated herein by reference:

               (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1994.

               (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

          Each document filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

Item 4.-  DESCRIPTION OF SECURITIES
          -------------------------

Common Stock
------------

          Holders of Common Stock, $.01 par value, are entitled to one vote per share and to vote cumulatively for directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the record date, multiplied by the number of directors to be elected. Under the Company's Bylaws, the directors are divided into three classes, two classes consisting of four directors each and one class consisting of five directors. As a result of the classified Board, a shareholder will need to own a greater number of shares in order to be assured of electing a director than would be necessary if the Board were not classified. Holders of Common Stock do not have pre-emptive rights.

          The Common Stock is junior in all respects to the Company's Preferred Stock, par value $50. The Common Stock is entitled to dividends as declared by the Board of Directors and may be repurchased by the Company, subject to the satisfaction of dividend and sinking fund requirements with respect to outstanding Preferred Stock. There are currently no outstanding shares of Preferred Stock.

          The Transfer Agent and Registrar for the Common Stock is currently American Stock Transfer & Trust Company. The Common Stock of the Company is currently traded on the American Stock Exchange.

          On August 9, 1995, there were 120,000,000 authorized shares of Common Stock of the Company and 43,908,735 outstanding shares of Common Stock.


Item 5.-  INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          Not applicable.

Item 6.-  INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          See Section 2.11 and Sections 3.1 through 3.7 of the Company's Bylaws and Section 1713 and Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988.

          The Company's Bylaws include a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the full extent permitted by Pennsylvania law. In addition, the Company's Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by Pennsylvania law.

          The Company has insurance coverage for losses by any person who is or hereafter may be a director or officer of the Company arising from claims against that person for any wrongful act (subject to certain exceptions) in his capacity as a director or officer of the Company. The policy also provides for reimbursement to the Company for indemnification given by the Company, pursuant to common or statutory law or its Articles of Incorporation or Bylaws to any such person arising from any such claim. The policy's coverage is limited to a maximum of $15,000,000 for each loss and each policy year and there is a deductible of $1,000,000 for the Company.


Item 7.-  EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8.-  EXHIBITS
          --------

     4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8, Reg. No. 33-54409)

     4.2 Articles of Incorporation as amended by resolution adopted February 9, 1994 (incorporated by reference to Exhibit 3(c) to the Company's Form 10-K for the year ended December 31, 1993)

     4.3  P. H. Glatfelter Company 401(k) Savings Plan

     5    Opinion of Ballard Spahr Andrews & Ingersoll

     15   Letter re unaudited interim financial information

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5)

     24   Power of Attorney (included on signature page)

          The Company will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.-  UNDERTAKINGS
          ------------

     A.   Rule 415 Offering

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                    Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.  Filings Incorporating Subsequent Exchange Act Documents By Reference

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on August 28, 1995.


                                        P. H. GLATFELTER COMPANY


September 1, 1995                         By: /s/ R. P. Newcomer
                                            --------------------
                                            R. P. Newcomer
                                            Vice President and
                                            Treasurer (Principal
                                            Financial Officer)



                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. P. Newcomer and R. S. Wood and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title           Date
---------                        -----           ----



                            Chairman Emeritus
-----------------------     and Director
P. H. Glatfelter III



/s/ T. C. Norris            Chairman, President,      September 1, 1995
-----------------------     Chief Executive
T. C. Norris                Officer and Director




/s/ R. P. Newcomer          Vice President and        September 1, 1995
-----------------------     Treasurer (Principal
R. P. Newcomer              Financial Officer)




/s/ C. M. Smith             Comptroller               September 1, 1995
-----------------------
C. M. Smith



/s/ G. Baldwin, Jr.         Director                  September 1, 1995
-----------------------
G. Baldwin, Jr.



/s/ R. E. Chappell          Director                  September 1, 1995
-----------------------
R. E. Chappell



/s/ G. H. Glatfelter        Director                  September 1, 1995
-----------------------
G. H. Glatfelter



/s/ G. H. Glatfelter II     Director                  September 1, 1995
-----------------------
G. H. Glatfelter II



/s/ R. S. Hillas            Director                  September 1, 1995
-----------------------
R. S. Hillas

/s/ M. A. Johnson II        Director                  September 1, 1995
-----------------------
M. A. Johnson II



/s/ J. W. Kennedy           Director                  September 1, 1995
-----------------------
J. W. Kennedy



                            Director
-----------------------
P. R. Roedel



/s/ J. M. Sanzo             Director                  September 1, 1995
-----------------------
J. M. Sanzo



/s/ R. L. Smoot             Director                  September 1, 1995
-----------------------
R. L. Smoot

                            Director
-----------------------
N. DeBenedictis

                                 EXHIBIT INDEX



EXHIBIT NO.                               DESCRIPTION
-----------                               -----------

     4.3            P. H. Glatfelter Company 401(k) Savings Plan

     5              Opinion of Ballard Spahr Andrews & Ingersoll

     15             Letter re unaudited interim financial information

     23.1           Consent of Deloitte & Touche LLP

     23.2           Consent of Ballard Spahr Andrews & Ingersoll (included in
                    Exhibit 5)